Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-259967) on Form S-8, the registration statement (No. 333-262359) on Form S-3, and the registration statement (No. 333-266832) on Form S-4 of our report dated February 28, 2024, with respect to the consolidated financial statements and financial statement schedules I to V of Jackson Financial Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 28, 2024